ACXIOM ANNOUNCES FOURTH QUARTER AND FISCAL YEAR RESULTS

Fourth Quarter Revenue Increases 9%

All Segments Post Fourth Quarter Revenue Growth Led by Connectivity Up 30%

Record Bookings Quarter for Marketing Services

Repurchases 1.7 Million Shares in the Quarter

CONWAY, Ark., May 16, 2018-Acxiom® (Nasdaq: ACXM), the data foundation for the world's best marketers, today announced financial results for its fourth quarter and fiscal year ended March 31, 2018.

Fourth Quarter Financial Highlights

•	Revenue: Total revenue was $245 million, up 9% compared to the fourth quarter of last year.

•	Operating Income (Loss): GAAP operating income was $5 million compared to an operating loss of $9 million in the prior year. Non-GAAP operating income grew 61% to $34 million.

•
Earnings (Loss) per Share: GAAP diluted earnings per share were $0.06 compared to a loss per share of $0.10 in the prior year. Non-GAAP diluted earnings per share were $0.27 compared to $0.15 a year ago. Current period results include a $0.02 GAAP tax benefit and $0.03 non-GAAP tax benefit associated with the recent tax reform legislation.

•	Operating Cash Flow: Operating cash flow was $36 million, up from $31 million in the prior year.

•	Free Cash Flow to Equity: Free cash flow to equity was $14 million, down from $26 million in the prior year.

Fiscal Year Financial Highlights

•	Revenue: Total revenue was $917 million, up 4% compared to fiscal 2017 driven by 43% year-over-year growth for Connectivity.

•	Operating Income: GAAP operating income was $11 million compared to $16 million in the prior year. Non-GAAP operating income grew 25% to $126 million.

•
Earnings per Share: GAAP diluted earnings per share were $0.29 compared to earnings per share of $0.05 in the prior year. Non-GAAP diluted earnings per share were $0.94 compared to $0.71 a year ago. Current period results include a $0.31 GAAP tax benefit and $0.08 non-GAAP tax benefit associated with the recent tax reform legislation.

•	Operating Cash Flow: Operating cash flow was $112 million, down from $116 million in the prior year.

•	Free Cash Flow to Equity: Free cash flow to equity was $55 million, down from $63 million in the comparable period.

Segment Results
$M

Connectivity	Q418	Q417	Y/Y Δ	FY18	FY17	Y/Y Δ
Revenue	$ 57	$ 44	30%	$ 211	$ 147	43%
Gross Profit	$ 40	$ 28	45%	$ 141	$ 88	60%
Gross Margin	70%	63%	710 bps	67%	60%	690 bps
Segment Operating Income	$ 6	$ 2	295%	$ 18	$ 5	245%
Segment Margin	10%	3%	690 bps	9%	4%	510 bps

Audience Solutions	Q418	Q417	Y/Y Δ	FY18	FY17	Y/Y Δ
Revenue	$ 88	$ 86	2%	$ 327	$ 322	2%
Gross Profit	$ 54	$ 55	(2%)	$ 202	$ 198	2%
Gross Margin	61%	64%	(290 bps)	62%	62%	20 bps
Segment Operating Income	$ 33	$ 34	(2%)	$ 124	$ 123	1%
Segment Margin	37%	39%	(150 bps)	38%	38%	(30 bps)

Marketing Services	Q418	Q417	Y/Y Δ	FY18	FY17	Y/Y Δ
Revenue	$ 99	$ 94	5%	$ 379	$ 411	(8%)
Gross Profit	$ 38	$ 31	21%	$ 139	$ 141	(1%)
Gross Margin	38%	33%	500 bps	37%	34%	250 bps
Segment Operating Income	$ 20	$ 20	0%	$ 83	$ 81	3%
Segment Margin	20%	21%	(90 bps)	22%	20%	240 bps

*Excluding the divesture of Acxiom Impact, Marketing Services FY18 revenue was down 3% year-over-year.

A detailed discussion of our non-GAAP financial measures and a reconciliation between GAAP and non-GAAP results is provided in the schedules attached to this press release.

Beginning April 1, 2018, the Company will report its results in two business segments: LiveRamp and Acxiom Marketing Solutions.

“Our fourth quarter performance reflects solid global execution,” said Acxiom CEO Scott Howe. “LiveRamp® continues to drive the ubiquity of its identity solution across the open ecosystem, as evidenced by strong new client adoption, progress with the people-based programmatic consortium, the launch of IdentityLink™ for Television and the acceleration of its B2B efforts. At the same time, Marketing Services had its strongest bookings quarter in over five years driven by several meaningful new logo wins.”

“Looking ahead, we are excited about the prospects for both LiveRamp and Acxiom Marketing Solutions,” continued Howe. “We are well down the road in looking at potential strategic alternatives for Acxiom Marketing Solutions and are confident in a successful outcome that will benefit our clients, partners, associates and shareholders.”

Recent Business Highlights

•
LiveRamp added approximately 30 new direct clients during the quarter and added several new partner integrations. Marketers can now onboard and activate their data across a growing network of 575 publishers and marketing technology providers.

•
LiveRamp acquired Pacific Data Partners to accelerate its ability to power people-based business-to-business (B2B) marketing. Pieter De Temmerman and Grant Ries, co-founders of Pacific Data Partners and former Oracle and BlueKai veterans, will lead LiveRamp’s efforts to expand IdentityLink to the world’s largest B2B marketers.

•
LiveRamp launched IdentityLink for Television to transform the world’s largest marketing medium. For the first time, brands, agencies, programmers and technology platforms will be able to execute people-based TV media planning, buying and measurement that is scalable and secure across the TV ecosystem.

•	Marketing Services posted its largest new bookings quarter in the last five years, driven by new logo wins with Toyota, Santander Bank and American Life.

•	Acxiom was granted six U.S. patents in fiscal 2018, representing the most patents granted in a single year in the Company’s history.

•
Acxiom repurchased 1.7 million shares for approximately $49 million during the fourth quarter. Since March 31, 2018, the Company repurchased an additional 1.9 million shares for approximately $46 million. Since the inception of its share repurchase program in August 2011, Acxiom has repurchased a total of 21.9 million shares for $420 million, with $80 million remaining under the current authorization.

Financial Outlook

Acxiom’s non-GAAP guidance excludes the impact of non-cash stock compensation, purchased intangible asset amortization, restructuring charges and strategic evaluation support costs.

For fiscal 2019, Acxiom expects to report:

•	Total revenue of between $935 million and $955 million.

•	GAAP loss per share of between $0.23 and $0.18.

•	Non-GAAP diluted earnings per share of between $0.90 and $0.95.

Conference Call

Acxiom will hold a conference call at 4:00 p.m. CT today to further discuss this information. Interested parties are invited to listen to the call which will be broadcast via the Internet and can be found on our investor site. A slide presentation will be referenced during the call and can be accessed here.

About Acxiom

Acxiom provides the data foundation for the world’s best marketers. We enable people-based marketing everywhere through a simple, open approach to connecting systems and data that drives seamless customer experiences and higher ROI. A leader in identity and ethical data use for nearly 50 years, Acxiom helps thousands of clients and partners around the globe work together to create a world where all marketing is relevant. Acxiom is a registered trademark of Acxiom Corporation. For more information, visit Acxiom.com.

Forward-Looking Statements

This release and today’s conference call contain forward-looking statements including, without limitation, statements regarding expected levels of revenue and earnings per share. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The following are factors, among others, that could cause actual results to differ materially from these forward-looking statements: the possibility that the expected revenue from the divisions may not be realized within the expected timeframe; the possibility that our exploration of potential strategic alternatives for Acxiom Marketing Solutions does not have a successful outcome; the possibility that the integration of acquired businesses may not be successful as planned; the possibility that certain contracts may not generate the anticipated revenue or profitability or may not be closed within the anticipated time frames; the possibility that significant customers may experience extreme, severe economic difficulty or otherwise reduce or cancel the amount of business they do with us; the possibility that we will not successfully complete customer contract requirements on time or meet the service levels specified in the contracts, which may result in contract penalties or lost revenue; the possibility that data purchasers will reduce their reliance on us by developing and using their own, or alternative, sources of data generally or with respect to certain data elements or categories; the possibility that data suppliers might withdraw data from us, leading to our inability to provide certain products and services to our clients; the possibility that we may not be able to attract, retain or motivate qualified technical, sales and leadership associates, or that we may lose key associates; the possibility that we may not be able to adequately adapt to rapidly changing computing environments, technologies and marketing practices; the possibility that we will not be able to continue to receive credit upon satisfactory terms and conditions; the possibility that negative changes in economic conditions in general or other conditions might lead to a reduction in demand for our products and services; the possibility that there will be changes in consumer or business information industries and markets that negatively impact the company; the possibility that the historical seasonality of our business may change; the possibility that we will not be able to achieve anticipated cost reductions and avoid unanticipated costs; the possibility that the fair value of certain of our assets may not be equal to the carrying value of those assets now or in future time periods; the possibility that unusual charges may be incurred; the possibility that changes in accounting pronouncements may occur and may impact these forward-looking statements; the possibility that we may encounter difficulties when entering new markets or industries; the possibility that we could experience loss of data center capacity or interruption of telecommunication links; the possibility the European General Data Protection Regulation, which becomes effective May 25, 2018, will make it more difficult and/or costly for us to do business in the EU; the possibility that new laws may be enacted which limit our ability to provide services to our clients and/or which limit the use of data; and the possibility that other risks and uncertainties may emerge, including those detailed from time to time in our current and periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption “Item 1A. RISK FACTORS” in our Annual Report on Form 10-K for the year ended March 31, 2017, which was filed with the Securities and Exchange Commission on May 26, 2017.

With respect to the provision of products or services outside our primary base of operations in the United States, all of the above factors apply, along with the difficulty of doing business in numerous sovereign jurisdictions due to differences in scale, competition, culture, laws and regulations.

We undertake no obligation to update the information contained in this press release or any other forward-looking statement.

To automatically receive Acxiom Corporation financial news by email, please visit www.acxiom.com and subscribe to email alerts.

For more information, contact:
Lauren Dillard
Acxiom Investor Relations
(650) 372-2242
investor.relations@acxiom.com
EACXM

Acxiom, LiveRamp, IdentityLink, InfoBase and all other Acxiom marks contained herein are trademarks or service marks of Acxiom Corporation. All other marks are the property of their respective owners.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	March 31,
			$	%
	2018	2017	Variance	Variance

Revenues	244,781	224,867	19,914	8.9%

Cost of revenue	121,484	118,294	3,190	2.7%
Gross profit	123,297	106,573	16,724	15.7%
% Gross margin	50.4%	47.4%

Operating expenses:
Research and development	23,979	23,478	501	2.1%
Sales and marketing	63,311	48,433	14,878	30.7%
General and administrative	28,360	37,721	(9,361)	(24.8)%
Gains, losses and other items, net	2,852	5,650	(2,798)	(49.5)%
Total operating expenses	118,502	115,282	3,220	2.8%

Income (loss) from operations	4,795	(8,709)	13,504	155.1%
% Margin	2.0%	(3.9)%
Other income (expense):
Interest expense	(2,699)	(2,137)	(562)	(26.3)%
Other, net	302	199	103	51.6%
Total other expense	(2,397)	(1,937)	(460)	(23.7)%

Income (loss) before income taxes	2,398	(10,646)	13,044	122.5%

Income taxes	(2,777)	(2,565)	(212)	(8.3)%

Net earnings (loss)	5,175	(8,081)	13,256	164.0%

Basic earnings (loss) per share	0.07	(0.10)	0.17	170.0%

Diluted earnings (loss) per share	0.06	(0.10)	0.16	160.0%

Basic weighted average shares	78,614	78,012

Diluted weighted average shares	81,282	78,012

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Twelve Months Ended
	March 31,
			$	%
	2018	2017	Variance	Variance

Revenues	917,406	880,247	37,159	4.2%

Cost of revenue	466,436	477,686	(11,250)	(2.4)%
Gross profit	450,970	402,561	48,409	12.0%
% Gross margin	49.2%	45.7%

Operating expenses:
Research and development	94,873	82,109	12,764	15.5%
Sales and marketing	215,599	166,676	48,923	29.4%
General and administrative	123,526	129,714	(6,188)	(4.8)%
Gains, losses and other items, net	6,373	8,373	(2,000)	(23.9)%
Total operating expenses	440,371	386,872	53,499	13.8%

Income from operations	10,599	15,689	(5,090)	(32.4)%
% Margin	1.2%	1.8%
Other income (expense):
Interest expense	(10,131)	(7,381)	(2,750)	(37.3)%
Other, net	241	334	(93)	(27.8)%
Total other expense	(9,890)	(7,047)	(2,843)	(40.3)%

Income before income taxes	709	8,642	(7,933)	(91.8)%

Income taxes	(22,771)	4,534	(27,305)	(602.2)%

Net earnings	23,480	4,108	19,372	471.6%

Basic earnings per share	0.30	0.05	0.25	500.0%

Diluted earnings per share	0.29	0.05	0.24	480.0%

Basic weighted average shares	78,891	77,609

Diluted weighted average shares	81,516	79,848

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Earnings (loss) before income taxes	2,398	(10,646)	709	8,642
Income taxes	(2,777)	(2,565)	(22,771)	4,534
Net earnings (loss)	5,175	(8,081)	23,480	4,108

Earnings (loss) per share:
Basic	0.07	(0.10)	0.30	0.05

Diluted	0.06	(0.10)	0.29	0.05

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,963	6,056	23,920	18,644
Non-cash stock compensation (cost of revenue and operating expenses)	16,527	15,190	63,234	49,145
Restructuring and merger charges (gains, losses, and other)	2,852	7,321	6,373	10,045
Gain on sale of assets (gains, losses, and other)	—	(1,671)	—	(1,671)
Separation and transformation costs (general and administrative)	3,070	3,066	20,846	8,639
Accelerated amortization (cost of revenue)	999	—	999	—
Total excluded items	29,411	29,962	115,372	84,802

Income before income taxes
and excluding items	31,809	19,315	116,081	93,444
Income taxes (2)	10,045	7,139	39,758	36,652
Non-GAAP net earnings	21,764	12,177	76,323	56,792

Non-GAAP earnings per share:

Basic	0.28	0.16	0.97	0.73

Diluted	0.27	0.15	0.94	0.71

Basic weighted average shares	78,614	78,012	78,891	77,609

Diluted weighted average shares	81,282	80,912	81,516	79,848

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of 31.6% and 37.0% in the fourth quarter of fiscal 2018 and 2017, respectively, and 34.3% and 39.2% for the twelve months ended March 31, 2018 and 2017, respectively. The difference between our GAAP and non-GAAP tax rates were primarily due to the Tax Cuts and Jobs Act and net tax effects of the excluded items.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP INCOME FROM OPERATIONS (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Income (loss) from operations	4,795	(8,709)	10,599	15,689

Excluded items:
Purchased intangible asset amortization (cost of revenue)	5,963	6,056	23,920	18,644
Non-cash stock compensation (cost of revenue and operating expenses)	16,527	15,190	63,234	49,145
Restructuring and merger charges (gains, losses, and other)	2,852	7,321	6,373	10,045
Gain on sale of assets (gains, losses and other)	—	(1,671)	—	(1,671)
Separation and transformation costs (general and administrative)	3,070	3,066	20,846	8,639
Accelerated amortization (cost of revenue)	999	—	999	—

Total excluded items	29,411	29,962	115,372	84,802

Income from operations before excluded items	34,206	21,253	125,971	100,491

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended
	March 31,
			$	%
	2018	2017	Variance	Variance

Revenues
Marketing Services	98,954	94,269	4,685	5.0%
Audience Solutions	88,374	86,396	1,978	2.3%
Connectivity	57,453	44,203	13,251	30.0%
Total operating segment revenues	244,781	224,867	19,914	8.9%

Gross profit
Marketing Services	37,708	31,207	6,501	20.8%
Audience Solutions	53,883	55,154	(1,271)	(2.3)%
Connectivity	40,155	27,742	12,413	44.7%
Total operating segment gross profit	131,746	114,104	17,643	15.5%

Gross margin %
Marketing Services	38.1%	33.1%
Audience Solutions	61.0%	63.8%
Connectivity	69.9%	62.8%
Total operating segment gross margin	53.8%	50.7%

Income from operations
Marketing Services	19,583	19,513	70	0.4%
Audience Solutions	33,041	33,598	(557)	(1.7)%
Connectivity	5,924	1,502	4,422	294.4%
Total operating segment income from operations	58,548	54,613	3,935	7.2%

Operating income margin %
Marketing Services	19.8%	20.7%
Audience Solutions	37.4%	38.9%
Connectivity	10.3%	3.4%
Total operating segment operating margin	23.9%	24.3%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)

	For the Twelve Months Ended
	March 31,
			$	%
	2018	2017	Variance	Variance

Revenues
Marketing Services	379,047	410,840	(31,793)	(7.7)%
Audience Solutions	327,358	322,065	5,293	1.6%
Connectivity	211,001	147,342	63,659	43.2%
Total operating segment revenues	917,406	880,247	37,159	4.2%

Gross profit
Marketing Services	139,185	140,647	(1,462)	(1.0)%
Audience Solutions	202,235	198,185	4,050	2.0%
Connectivity	140,885	88,251	52,634	59.6%
Total operating segment gross profit	482,305	427,084	55,221	12.9%

Gross margin %
Marketing Services	36.7%	34.2%
Audience Solutions	61.8%	61.5%
Connectivity	66.8%	59.9%
Total operating segment gross margin	52.6%	48.5%

Income from operations
Marketing Services	83,304	80,622	2,682	3.3%
Audience Solutions	124,192	123,238	954	0.8%
Connectivity	18,399	5,333	13,066	245.0%
Total operating segment income from operations	225,895	209,193	16,702	8.0%

Operating income margin %
Marketing Services	22.0%	19.6%
Audience Solutions	37.9%	38.3%
Connectivity	8.7%	3.6%
Total operating segment operating margin	24.6%	23.8%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF SEGMENT RESULTS
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,

	2018	2017	2018	2017

Total operating segment gross profit	131,746	114,104	482,305	427,084

Less:
Purchased intangible asset amortization	5,963	6,056	23,920	18,644
Non-cash stock compensation	1,487	1,475	6,416	5,879
Accelerated amortization	999	—	999	—

Gross profit	123,297	106,573	450,970	402,561

Total operating segment income from operations	58,548	54,613	225,895	209,193

Less:
Corporate expenses	24,342	33,360	99,924	108,702
Purchased intangible asset amortization	5,963	6,056	23,920	18,644
Non-cash stock compensation	16,527	15,190	63,234	49,145
Restructuring charges	2,852	5,650	6,373	8,374
Separation and transformation costs	3,070	3,066	20,846	8,639
Accelerated amortization	999	—	999	—

Income (loss) from operations	4,795.0	(8,709.0)	10,599.0	15,689.0

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ADJUSTED EBITDA (1)
(Unaudited)
(Dollars in thousands)

	For the Three Months Ended		For the Twelve Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Net earnings (loss)	5,175	(8,081)	23,480	4,108

Income taxes	(2,777)	(2,565)	(22,771)	4,534

Other expense	(2,397)	(1,937)	(9,890)	(7,047)

Income (loss) from operations	4,795	(8,709)	10,599	15,689

Depreciation and amortization	22,652	21,593	86,371	82,690

EBITDA	27,447	12,884	96,970	98,379

Other adjustments:
Non-cash stock compensation (cost of revenue and operating expenses)	16,527	15,190	63,234	49,145
Restructuring and merger charges (gains, losses, and other)	2,852	7,321	6,373	10,045
Gain on sale of assets (gains, losses, and other)	—	(1,671)	—	(1,671)
Separation and transformation costs (general and administrative)	3,070	3,066	20,846	8,639

Other adjustments	22,449	23,906	90,453	66,158

Adjusted EBITDA	49,896.0	36,790.0	187,423.0	164,537.0

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	March 31,	March 31,	$	%
	2018	2017	Variance	Variance

Assets
Current assets:
Cash and cash equivalents	142,279	170,343	(28,064)	(16.5)%
Trade accounts receivable, net	167,188	142,768	24,420	17.1%
Refundable income taxes	9,733	7,098	2,635	37.1%
Other current assets	41,145	48,310	(7,165)	(14.8)%

Total current assets	360,345	368,519	(8,174)	(2.2)%

Property and equipment	491,266	476,281	14,985	3.1%
Less - accumulated depreciation and amortization	334,733	320,307	14,426	4.5%

Property and equipment, net	156,533	155,974	559	0.4%

Software, net of accumulated amortization	34,984	47,638	(12,654)	(26.6)%
Goodwill	595,995	592,731	3,264	0.6%
Purchased software licenses, net of accumulated amortization	7,703	7,972	(269)	(3.4)%
Deferred income taxes	12,225	10,261	1,964	19.1%
Other assets, net	41,468	51,443	(9,975)	(19.4)%

	1,209,253	1,234,538	(25,285)	(2.0)%

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	1,583	39,819	(38,236)	(96.0)%
Trade accounts payable	46,688	40,208	6,480	16.1%
Accrued payroll and related expenses	42,499	53,238	(10,739)	(20.2)%
Other accrued expenses	55,865	59,861	(3,996)	(6.7)%
Deferred revenue	31,720	37,087	(5,367)	(14.5)%

Total current liabilities	178,355	230,213	(51,858)	(22.5)%

Long-term debt	227,837	189,241	38,596	20.4%

Deferred income taxes	40,243	58,374	(18,131)	(31.1)%

Other liabilities	13,723	17,730	(4,007)	(22.6)%

Stockholders' equity:
Common stock	13,609	13,288	321	2.4%
Additional paid-in capital	1,235,679	1,154,429	81,250	7.0%
Retained earnings	628,331	602,609	25,722	4.3%
Accumulated other comprehensive income	10,767	7,999	2,768	34.6%
Treasury stock, at cost	(1,139,291)	(1,039,345)	(99,946)	(9.6)%
Total stockholders' equity	749,095	738,980	10,115	1.4%

	1,209,253	1,234,538	(25,285)	(2.0)%

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net earnings (loss)	5,175	(8,081)
Non-cash operating activities:
Depreciation and amortization	22,652	21,593
Loss on disposal or impairment of assets	702	3,560
Deferred income taxes	356	(6,836)
Non-cash stock compensation expense	16,527	15,201
Changes in operating assets and liabilities:
Accounts receivable	(10,568)	(5,000)
Other assets	(3,463)	(8,825)
Accounts payable and other liabilities	6,994	16,110
Deferred revenue	(2,613)	2,943
Net cash provided by operating activities	35,762	30,665
Cash flows from investing activities:
Capitalized software	(3,407)	(3,306)
Capital expenditures	(17,247)	(17,897)
Data acquisition costs	(286)	(418)
Proceeds from sale of assets	—	25,494
Equity investments	—	(1,000)
Net cash paid in acquisitions	(4,478)	—
Net cash provided by (used in) investing activities	(25,418)	2,873
Cash flows from financing activities:
Payments of debt	(588)	(8,070)
Sale of common stock, net of stock acquired for withholding taxes	3,558	6,039
Excess tax benefits from stock-based compensation	—	1,067
Acquisition of treasury stock	(49,443)	—
Net cash used in financing activities	(46,473)	(964)
Effect of exchange rate changes on cash	601	(81)

Net change in cash and cash equivalents	(35,528)	32,493
Cash and cash equivalents at beginning of period	177,807	137,850
Cash and cash equivalents at end of period	142,279	170,343

Supplemental cash flow information:
Cash paid during the period for:
Interest	2,457	2,478
Income taxes	84	2,070

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Dollars in thousands)
	For the Twelve Months Ended
	March 31,
	2018	2017
Cash flows from operating activities:
Net earnings	23,480	4,108
Non-cash operating activities:
Depreciation and amortization	86,371	82,690
Loss on disposal or impairment of assets	3,348	3,040
Write-off of debt issuance costs	720	—
Deferred income taxes	(20,095)	(8,818)
Non-cash stock compensation expense	63,234	49,145
Changes in operating assets and liabilities:
Accounts receivable	(22,000)	(11,161)
Other assets	(4,740)	(172)
Accounts payable and other liabilities	(11,238)	4,302
Deferred revenue	(6,927)	(7,304)
Net cash provided by operating activities	112,153	115,830
Cash flows from investing activities:
Capitalized software	(13,739)	(14,477)
Capital expenditures	(44,197)	(47,993)
Data acquisition costs	(907)	(881)
Equity investments	(1,000)	(1,000)
Net cash received in disposition	4,000	16,988
Proceeds from sale of assets	—	25,494
Net cash paid in acquisitions	(4,478)	(137,383)
Net cash used in investing activities	(60,321)	(159,252)
Cash flows from financing activities:
Proceeds from debt	230,000	70,000
Payments of debt	(227,320)	(32,243)
Debt issuance costs	(4,001)	—
Sale of common stock, net of stock acquired for withholding taxes	8,665	15,709
Excess tax benefits from stock-based compensation	—	2,852
Acquisition of treasury stock	(88,884)	(30,542)
Net cash provided by (used in) financing activities	(81,540)	25,776
Effect of exchange rate changes on cash	1,644	(1,640)

Net change in cash and cash equivalents	(28,064)	(19,286)
Cash and cash equivalents at beginning of period	170,343	189,629
Cash and cash equivalents at end of period	142,279	170,343

Supplemental cash flow information:
Cash paid during the period for:
Interest	9,169	7,779
Income taxes	1,236	6,866

Noncash investing and financing activities:
Leasehold improvements paid directly by lessor	978	—

ACXIOM CORPORATION AND SUBSIDIARIES
CALCULATION OF FREE CASH FLOW TO EQUITY (1)
(Unaudited)
(Dollars in thousands)

	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17	09/30/17	12/31/17	03/31/18	FY2018

Net Cash Provided by Operating Activities	750	35,482	48,933	30,665	115,830	4,951	27,810	43,630	35,762	112,153

Less (plus):
Capitalized software	(3,982)	(3,893)	(3,296)	(3,306)	(14,477)	(3,388)	(3,756)	(3,188)	(3,407)	(13,739)
Capital expenditures	(10,694)	(9,845)	(9,557)	(17,897)	(47,993)	(6,888)	(7,630)	(12,432)	(17,247)	(44,197)
Data acquisition costs	(20)	(247)	(196)	(418)	(881)	(190)	(233)	(198)	(286)	(907)
Required debt payments	(8,053)	(8,058)	(8,062)	(8,070)	(32,243)	(572)	(578)	(582)	(588)	(2,320)
Net cash received in disposition	—	16,988	—	—	16,988	—	4,000	—	—	4,000
Proceeds from sales of assets	—	—	—	25,494	25,494	—	—	—	—	—

Free Cash Flow to Equity	(21,999)	30,427	27,822	26,468	62,718	(6,087)	19,613	27,230	14,234	54,990

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Dollars in thousands, except per share amounts)

	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17	09/30/17	12/31/17	03/31/18	FY2018%		$
Revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	234,871	244,781	917,406	8.9%	19,914

Cost of revenue	122,819	120,105	116,468	118,294	477,686	113,960	115,072	115,920	121,484	466,436	2.7%	3,190
Gross profit	91,982	97,162	106,844	106,573	402,561	98,554	110,168	118,951	123,297	450,970	15.7%	16,724
% Gross margin	42.8%	44.7%	47.8%	47.4%	45.7%	46.4%	48.9%	50.6%	50.4%	49.2%

Operating expenses
Research and development	18,652	19,029	20,950	23,478	82,109	23,563	24,013	23,318	23,979	94,873	2.1%	501
Sales and marketing	37,348	37,847	43,048	48,433	166,676	48,440	50,118	53,730	63,311	215,599	30.7%	14,878
General and administrative	27,506	32,866	31,620	37,721	129,714	32,356	31,924	30,886	28,360	123,526	(24.8)%	(9,361)
Gains, losses and other items, net	314	300	2,111	5,650	8,373	(98)	3,660	(41)	2,852	6,373	(49.5)%	(2,798)
Total operating expenses	83,820	90,042	97,729	115,282	386,872	104,261	109,715	107,893	118,502	440,371	2.8%	3,221

Income (loss) from operations	8,162	7,120	9,115	(8,709)	15,689	(5,707)	453	11,058	4,795	10,599	155.1%	13,504
% Margin	3.8%	3.3%	4.1%	(3.9)%	1.8%	(2.7)%	0.2%	4.7%	2.0%	1.2%
Other income (expense)
Interest expense	(1,812)	(1,689)	(1,743)	(2,137)	(7,381)	(2,342)	(2,524)	(2,566)	(2,699)	(10,131)	(26.3)%	(562)
Other, net	307	(207)	35	199	334	(672)	192	419	302	241	51.7%	103
Total other expense	(1,505)	(1,896)	(1,708)	(1,937)	(7,047)	(3,014)	(2,332)	(2,147)	(2,397)	(9,890)	(23.7)%	(460)

Income (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	8,911	2,398	709	122.5%	13,044
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(14,030)	(2,777)	(22,771)	(8.3)%	(212)

Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	22,941	5,175	23,480	164.0%	13,256

Diluted earnings (loss) per share	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.28	0.06	0.29	161.5%	—

Some earnings (loss) per share amounts may not add due to rounding.

Basic shares	77,471	77,446	77,507	78,012	77,609	78,672	79,235	79,043	78,614	78,891
Diluted shares	79,353	79,277	79,851	80,912	79,848	81,440	81,472	81,869	81,282	81,516

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17	09/30/17	12/31/17	03/31/18	FY2018
Earnings (loss) before income taxes	6,657	5,224	7,407	(10,646)	8,642	(8,721)	(1,879)	8,911	2,398	709
Income taxes	2,681	(1,916)	6,334	(2,565)	4,534	(7,421)	1,457	(14,030)	(2,777)	(22,771)
Net earnings (loss)	3,976	7,140	1,073	(8,081)	4,108	(1,300)	(3,336)	22,941	5,175	23,480

Earnings (loss) per share:
Basic	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.29	0.07	0.30
Diluted	0.05	0.09	0.01	(0.10)	0.05	(0.02)	(0.04)	0.28	0.06	0.29

Excluded items:
Purchased intangible asset amortization (cost of revenue)	4,077	3,890	4,621	6,056	18,644	5,966	6,021	5,971	5,963	23,920
Non-cash stock compensation (cost of revenue and operating expenses)	8,590	11,938	13,427	15,190	49,145	15,031	15,757	15,919	16,527	63,234
Restructuring and merger charges (gains, losses, and other)	314	300	2,111	7,321	10,045	(98)	3,660	(41)	2,852	6,373
Gain on sales of assets (gains, losses and other)	—	—	—	(1,671)	(1,671)	—	—	—	—	—
Separation and transformation costs (general and administrative)	—	1,455	4,118	3,066	8,639	7,119	5,442	5,214	3,070	20,846
Accelerated amortization (cost of revenue)	—	—	—	—	—	—	—	—	999	999
Total excluded items	12,981	17,583	24,277	29,962	84,802	28,018	30,880	27,063	29,411	115,372

Income before income taxes
and excluding items	19,638	22,807	31,683	19,315	93,444	19,297	29,001	35,974	31,809	116,081
Income taxes	7,852	8,910	12,751	7,139	36,652	7,720	11,289	10,704	10,045	39,758
Non-GAAP net earnings	11,786	13,897	18,932	12,177	56,792	11,577	17,712	25,270	21,764	76,323

Non-GAAP earnings per share:
Basic	0.15	0.18	0.24	0.16	0.73	0.15	0.22	0.32	0.28	0.97
Diluted	0.15	0.18	0.24	0.15	0.71	0.14	0.22	0.31	0.27	0.94

Basic weighted average shares	77,471	77,446	77,507	78,012	77,609	78,672	79,235	79,043	78,614	78,891
Diluted weighted average shares	79,353	79,277	79,851	80,912	79,848	81,440	81,472	81,869	81,282	81,516

Some totals may not add due to rounding

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures and the material limitations on the usefulness of these measures, please see Appendix A.

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
											Q4 FY18 to Q4 FY17
	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17	09/30/17	12/31/17	03/31/18	FY2018%		$
Revenues:
Marketing Services	109,715	105,679	101,177	94,269	410,840	91,594	94,042	94,457	98,954	379,047	5.0%	4,685
Audience Solutions	73,744	78,526	83,399	86,396	322,065	75,734	78,814	84,436	88,374	327,358	2.3%	1,978
Connectivity	31,342	33,062	38,736	44,203	147,342	45,186	52,384	55,978	57,453	211,001	30.0%	13,250

Total operating segment revenues	214,801	217,267	223,312	224,867	880,247	212,514	225,240	234,871	244,781	917,406	8.9%	19,914

Gross profit:
Marketing Services	37,466	34,480	37,494	31,207	140,647	31,358	34,320	35,798	37,708	139,185	20.8%	6,501
Audience Solutions	41,912	47,998	53,120	55,154	198,185	47,210	48,321	52,821	53,883	202,235	(2.3)%	(1,271)
Connectivity	17,575	19,843	23,091	27,742	88,251	27,525	35,291	37,914	40,155	140,885	44.7%	12,413

Total operating segment gross profit	96,953	102,321	113,705	114,104	427,084	106,093	117,932	126,533	131,746	482,305	15.5%	17,642

Gross margin %:
Marketing Services	34.1%	32.6%	37.1%	33.1%	34.2%	34.2%	36.5%	37.9%	38.1%	36.7%
Audience Solutions	56.8%	61.1%	63.7%	63.8%	61.5%	62.3%	61.3%	62.6%	61.0%	61.8%
Connectivity	56.1%	60.0%	59.6%	62.8%	59.9%	60.9%	67.4%	67.7%	69.9%	66.8%

Total operating segment gross margin	45.1%	47.1%	50.9%	50.7%	48.5%	49.9%	52.4%	53.9%	53.8%	52.6%

Income (loss) from operations:
Marketing Services	20,145	19,837	21,127	19,513	80,622	19,784	21,874	22,063	19,583	83,304	0.4%	70
Audience Solutions	25,096	29,972	34,572	33,598	123,238	28,542	29,497	33,112	33,041	124,192	(1.7)%	(557)
Connectivity	291	1,663	1,877	1,502	5,333	(48)	5,715	6,808	5,924	18,399	294.4%	4,422

Total operating segment income from operations	45,532	51,472	57,576	54,613	209,193	48,277	57,086	61,983	58,548	225,895	7.2%	3,935

ACXIOM CORPORATION AND SUBSIDIARIES
RESULTS BY SEGMENT
(Unaudited)
(Dollars in thousands)
											Q4 FY18 to Q4 FY17
	06/30/16	09/30/16	12/31/16	03/31/17	FY2017	06/30/17	09/30/17	12/31/17	03/31/18	FY2018%	$
Operating income (loss) margin %:
Marketing Services	18.4%	18.8%	20.9%	20.7%	19.6%	21.6%	23.3%	23.4%	19.8%	22.0%
Audience Solutions	34.0%	38.2%	41.5%	38.9%	38.3%	37.7%	37.4%	39.2%	37.4%	37.9%
Connectivity	0.9%	5.0%	4.8%	3.4%	3.6%	(0.1)%	10.9%	12.2%	10.3%	8.7%

Total operating segment operating margin	21.2%	23.7%	25.8%	24.3%	23.8%	22.7%	25.3%	26.4%	23.9%	24.6%

Some totals may not add due to rounding.

ACXIOM CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP EPS GUIDANCE (1)
(Unaudited)
(Dollars in thousands, except per share amounts)

	For the year ending
	March 31, 2019
	Low Range	High Range

Loss before income taxes	(15,500)	(10,000)

Income taxes	3,000	4,500

Net loss	(18,500)	(14,500)

Diluted loss per share	$(0.23)	$(0.18)

Excluded items:
Purchased intangible asset amortization	16,000	16,000
Non-cash stock compensation	84,000	84,000
Gains, losses and other items, net	3,000	3,000
Separation and related costs	16,000	16,000

Total excluded items	119,000	119,000

Income before income taxes and excluding items	103,500	109,000

Income taxes (2)	29,000	30,500

Non-GAAP net earnings	74,500	78,500

Non-GAAP diluted earnings per share	$0.90	$0.95

Basic weighted average shares	81,000	81,000

Diluted weighted average shares	83,000	83,000

(1) This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. For a detailed explanation of the adjustments made to comparable GAAP measures, the reasons why management uses these measures, the usefulness of these measures and the material limitations on the usefulness of these measures, please see Appendix A.

(2) Income taxes were calculated using an effective non-GAAP tax rate of approximately 28.0%. The difference between our GAAP and Non-GAAP tax rates was due to the effect of excluded items.

APPENDIX A
ACXIOM CORPORATION
Q4 FISCAL 2018 FINANCIAL RESULTS
EXPLANATION OF NON-GAAP MEASURES

To supplement our financial results, we use non-GAAP measures which exclude certain acquisition related expenses, non-cash stock compensation and restructuring charges. We believe these measures are helpful in understanding our past performance and our future results. Our non-GAAP financial measures and schedules are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated GAAP financial statements. Our management regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions. These measures are among the primary factors management uses in planning for and forecasting future periods. Compensation of our executives is also based in part on the performance of our business based on these non-GAAP measures.

Our non-GAAP financial measures, including non-GAAP earnings per share, income from operations and adjusted EBITDA reflect adjustments based on the following items, as well as the related income tax effects when applicable:

•
Purchased intangible asset amortization: We incur amortization of purchased intangibles in connection with our acquisitions. Purchased intangibles include (i) developed technology, (ii) customer and publisher relationships, and (iii) trade names. We expect to amortize for accounting purposes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although the intangible assets generate revenue for us, we exclude this item because this expense is non-cash in nature and because we believe the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding our operational performance.

•
Non-cash stock compensation: Non-cash stock compensation consists of charges for associate restricted stock units, performance shares and stock options in accordance with current GAAP related to stock-based compensation including expense associated with stock-based compensation related to unvested options assumed in connection with our acquisitions. As we apply stock-based compensation standards, we believe that it is useful to investors to understand the impact of the application of these standards to our operational performance. Although stock-based compensation expense is calculated in accordance with current GAAP and constitutes an ongoing and recurring expense, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by us and because such expense is not used by us to assess the core profitability of our business operations.

•
Restructuring charges: During the past several years, we have initiated certain restructuring activities in order to align our costs in connection with both our operating plans and our business strategies based on then-current economic conditions. As a result, we recognized costs related to termination benefits for associates whose positions were eliminated, lease termination charges, and leasehold improvement write offs. These items, reported as gains, losses, and other items, net, are excluded from non-GAAP results because such amounts are not used by us to assess the core profitability of our business operations.

•
Separation and transformation costs: In previous years, we incurred significant expenses in connection with the separation of our IT Infrastructure Management ("ITO") and the subsequent transformation of our remaining operating segments. This work enabled us to transform our external reporting and provide investors with enhanced transparency and more granular segment-level disclosures in addition to facilitating the ITO disposition. In the prior and current year, we are incurring expenses to further separate the financial statements of our three operating segments, with particular focus on segment-level balance sheets, and to evaluate portfolio priorities. Our criteria for excluding separation and transformation expenses from our non-GAAP measures is as follows: 1) projects are discrete in nature; 2) excluded expenses consist only of third-party consulting fees that we would not incur otherwise; and 3) we do not exclude employee related expenses or other costs associated with the ongoing operations of our business. We substantially completed these projects during the third quarter of fiscal year 2018. Beginning in the fourth quarter of fiscal 2018, we incurred transaction analysis and support expenses related to the Company's announced evaluation of strategic options for its Marketing Solutions business. Our criteria for excluding these transaction related costs are the same. We believe excluding these items from our non-GAAP financial measures is useful for investors and provides meaningful supplemental information.

Our non-GAAP financial schedules are:

•
Non-GAAP EPS and Non-GAAP Income from Operations: Our non-GAAP earnings per share and Non-GAAP income from operations reflect adjustments as described above, as well as the related tax effects where applicable.

•
Adjusted EBITDA: Adjusted EBITDA is defined as net income from continuing operations before income taxes, other expenses, depreciation and amortization, and including adjustments as described above. We use Adjusted EBITDA to measure our performance from period to period both at the consolidated level as well as within our operating segments and to compare our results to those of our competitors. We believe that the inclusion of Adjusted EBITDA provides useful supplementary information to and facilitates analysis by investors in evaluating the Company's performance and trends. The presentation of Adjusted EBITDA is not meant to be considered in isolation or as an alternative to net earnings as an indicator of our performance.

•
Free Cash Flow to Equity: To supplement our statement of cash flows, we use a non-GAAP measure of cash flow to analyze cash flows generated from operations. Free cash flow to equity is defined as operating cash flow less cash used by investing activities (excluding the impact of cash paid in acquisitions), less required payments of debt, and excluding the impact of discontinued operations. Management believes that this measure of cash flow is meaningful since it represents the amount of money available from continuing operations for the Company's discretionary spending after funding all required obligations including scheduled debt payments. The presentation of non-GAAP free cash flow to equity is not meant to be considered in isolation or as an alternative to cash flows from operating activities as a measure of liquidity.